Exhibit 10.50

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Amendment to Securities Purchase Agreement (the “Amendment”), dated as of [March] [30], 2011 (the “Amendment Effective Date”), is entered into by and between DayStar Technologies, Inc., a Delaware corporation (the “Company”), and Socius CG II, Ltd., a Bermuda exempted company (including its designees, successors and assigns, the “Investor”). This Amendment amends certain provisions under that certain Securities Purchase Agreement, dated as of February 2, 2011 (the “Securities Purchase Agreement”), between the Company and the Investor. Capitalized terms used in this Amendment not otherwise defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

RECITALS:

WHEREAS, Section 6.5 of the Securities Purchase Agreement provides that no provision the Securities Purchase Agreement may be amended except by a written instrument signed by the Company and the Investor; and

WHEREAS, the Company and the Investor desire to clarify the terms of the Securities Purchase Agreement to provide that, on each Tranche Notice Date, the Additional Investment Right shall automatically vest and be exercised in an amount equal to the Additional Investment Shares.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree to amend the Securities Purchase Agreement as follows:

1. Amendment to Section 2.3(c)(ii) of Securities Purchase Agreement. Section 2.3(c)(ii) of the Securities Purchase Agreement is hereby deleted in its entirety and replaced with the following text:

“(ii) Additional Investment Shares. On each Tranche Notice Date, Investor shall become obligated, pursuant to a right that automatically vests and becomes exercised on such Tranche Notice Date (each, an “Additional Investment Right”), to purchase that number of shares of Common Stock (“Additional Investment Shares”) equal in dollar amount to 100% of the Tranche Amount set forth in the Tranche Notice at the price per share as determined by the immediately following sentence. The exercise price per share of the Additional Investment Right shall be as follows: (i) until the first Tranche Notice Date, the Closing Bid Price as of the close of trading on the Effective Date, and (ii) on and after the first Tranche Notice Date and each subsequent Tranche Notice Date, an amount per share equal to the Closing Bid Price of a share of Common Stock on the Trading Day immediately preceding the applicable Tranche Notice Date. The purchase of Additional Investment Shares must occur no later than sixty (60) calendar days following the Tranche Notice Date, and such purchases may occur from time to time within such sixty calendar day period on such days as determined by the Investor. Investor shall document the automatic exercise of the Additional Investment Right by delivering an Investment Right Exercise Notice to the Company and shall pay for the Additional Investment Shares in cash, or through the issuance of a recourse note in the form attached as Exhibit G to this Agreement. An Investment Right Exercise Notice in respect of an automatic exercise of the Additional Investment Right, and the payment of the exercise price in respect of such Investment Right Exercise Notice, shall be delivered on or before 4:00 p.m., New York City time, on the Trading Day immediately following the date on which the Tranche Notice is deemed to have been delivered.”

2. Effective Time. This Amendment shall become effective as of the Amendment Effective Date.

3. Effect of Amendment. Except as expressly modified by this Amendment, the Securities Purchase Agreement shall remain unmodified and in full force and effect.

4. Governing Law. This Amendment shall be governed by and construed under the laws of the State of New York.

5. Severability. If any provision of this Amendment shall be or shall be held or deemed by a final order by a competent authority to be invalid, inoperative or unenforceable, such circumstance shall not have the effect of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable, but this Amendment shall be construed as if such invalid, inoperative or unenforceable provision had never been contained herein so as to give full force and effect to the remaining such terms and provisions.

6. Counterparts. This Amendment may be executed in any number of counterparts and signatures delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Signature Pages Follow]

IN WITNESS HEREOF, the parties hereto have executed this Amendment as of the date first written above.

DAYSTAR TECHNOLOGIES, INC.

By:	/s/ Christopher T. Lail
Name:	Christopher T. Lail
Title:	Chief Financial Officer

SOCIUS CG II, LTD.

By:	/s/ Terren Peizer
Name:	Terren Peizer
Title:	Managing Director

[Signature Page – Amendment to Securities Purchase Agreement]